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                                                                     EXHIBIT 5.1

                   [Letterhead of Gibson, Dunn & Crutcher LLP]

                               September 12, 2003

PeopleSoft, Inc.
4460 Hacienda Drive
Pleasanton, CA  94588

      Re: Post-Effective Amendment No. 1 Registration Statement on Form S-8 to Form S-4 of PeopleSoft, Inc.

Ladies and Gentlemen:

      We refer to the post-effective amendment No. 1 to registration statement on Form S-8 to Form S-4 ("Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act") filed by PeopleSoft, Inc., a Delaware corporation (the "Company"), with respect to the proposed offering by the Company of up to 8,422,891 shares (the "Shares") of the common stock of the Company, $.01 par value per share (the "Common Stock"), subject to issuance by the Company upon exercise of options granted under J.D. Edwards & Company 1992 Incentive Stock Option Plan, J.D. Edwards & Company 1992 Nonqualified Stock Option Plan, J.D. Edwards & Company 1997 Equity Incentive Plan, J.D. Edwards & Company 2003 Equity Incentive Plan, and J.D. Edwards & Company YOUcentric 2000 Equity Compensation Plan (the "Plans") assumed by the Company as of August 29, 2003 pursuant to the terms of the Amended and Restated Agreement and Plan of Merger and Reorganization, dated as of June 16, 2003, among the Company, Jersey Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Company, and J.D. Edwards & Company, a Delaware corporation.

      We have examined the originals or certified copies of such corporate records, certificates of officers of the Company and/or public officials and such other documents and have made such other factual and legal investigations as we have deemed relevant and necessary as the basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed or photostatic copies and the authenticity of the originals of such copies.

      Based on our examination mentioned above, subject to the assumptions stated above and relying on the statements of fact contained in the documents that we have examined, we are of the opinion that (i) the issuance by the Company of the Shares has been duly authorized and (ii) upon payment of the option exercise price and issuance of the Shares in accordance with the terms of the Plans, the Shares will be duly and validly issued, fully paid and non-assessable shares of Common Stock.

      We are admitted to practice in the State of California, and are not admitted to practice in the State of Delaware. However, for the limited purposes of our opinion set forth above, we are generally familiar with the General Corporation Law of the State of Delaware (the "DGCL") as presently in effect and have made such inquiries as we consider necessary to render this opinion with respect to a Delaware corporation. This opinion letter is limited to the laws of the State of California and, to the limited extent set forth above, the DGCL, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdictions be changed after the date hereof by legislative action, judicial decision or otherwise.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Securities and Exchange Commission.

                                            Very truly yours,

                                            /s/GIBSON, DUNN & CRUTCHER LLP

                                            GIBSON, DUNN & CRUTCHER LLP